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                                                           Exhibit 99.B(e)(1)(v)

[ING FUNDS LOGO]

December 7, 2005

Ms. Terran Titus
ING Financial Advisers, LLC
151 Farmington Avenue, TSA1
Hartford, CT 06156

Dear Ms. Titus:

     Pursuant to the Underwriting Agreement dated May 1, 2003, as amended, between ING Partners, Inc. and ING Financial Advisers, LLC (the "Agreement") we hereby notify you of our intention to retain you as Underwriter to render such services to ING Baron Asset Portfolio, ING Lord Abbett U.S. Government Securities Portfolio, ING Neuberger Berman Partners Portfolio, ING Neuberger Berman Regency Portfolio, ING Pioneer High Yield Portfolio and ING Templeton Foreign Equity Portfolio, effective December 7, 2005, six newly established series of ING Partners, Inc. (the "New Series"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the New Series to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     AMENDED SCHEDULE A was also updated to reflect name changes of ING Aeltus Enhanced Index Portfolio to ING Fundamental Research Portfolio, ING Salomon Brothers Fundamental Value Portfolio to ING Davis Venture Value Portfolio and ING Salomon Brothers Investors Value Portfolio to ING American Century Large Company Value Portfolio.

     Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned New Series.

                                           Very sincerely,

                                            /s/ Robert S. Naka
                                           Robert S. Naka
                                           Senior Vice President
                                           ING Partners, Inc.


ACCEPTED AND AGREED TO:
ING Financial Advisers, LLC


By:
         ----------------------------
Name:
         ----------------------------
Title:
         ----------------------------

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000        ING Partners, Inc.
Scottsdale, AZ 85258-2034            Fax: 480-477-2744

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                               AMENDED SCHEDULE A

                        Portfolios of ING Partners, Inc.

  ING American Century Large Company Value Portfolio
  ING American Century Select Portfolio
  ING American Century Small Cap Value Portfolio
  ING Baron Asset Portfolio
  ING Baron Small Cap Growth Portfolio
  ING Davis Venture Value Portfolio
  ING Fidelity(R) VIP Contrafund(R) Portfolio
  ING Fidelity(R) VIP Equity-Income Portfolio
  ING Fidelity(R) VIP Growth Portfolio
  ING Fidelity(R) VIP Mid Cap Portfolio
  ING Fundamental Research Portfolio
  ING Goldman Sachs(R) Capital Growth Portfolio
  ING Goldman Sachs(R) Core Equity Portfolio
  ING JPMorgan Fleming International Portfolio
  ING JPMorgan Mid Cap Value Portfolio
  ING Lord Abbett U.S. Government Securities Portfolio
  ING MFS Capital Opportunities Portfolio
  ING Neuberger Berman Partners Portfolio
  ING Neuberger Berman Regency Portfolio
  ING OpCap Balanced Value Portfolio
  ING Oppenheimer Global Portfolio
  ING Oppenheimer Strategic Income Portfolio
  ING PIMCO Total Return Portfolio
  ING Pioneer High Yield Portfolio
  ING Salomon Brothers Aggressive Growth Portfolio
  ING Salomon Brothers Large Cap Growth Portfolio
  ING Solution 2015 Portfolio
  ING Solution 2025 Portfolio
  ING Solution 2035 Portfolio
  ING Solution 2045 Portfolio
  ING Solution Income Portfolio
  ING T. Rowe Price Diversified Mid Cap Growth Portfolio
  ING T. Rowe Price Growth Equity Portfolio
  ING Templeton Foreign Equity Portfolio
  ING UBS U.S. Large Cap Equity Portfolio
  ING Van Kampen Comstock Portfolio
  ING Van Kampen Equity and Income Portfolio

Dated: December 7, 2005

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